Exhibit 10.9

(English Summary)

Trademark License Agreement

Licensor: Mr. Yu Changjun

ID Number: 23028119720924043X

Licensee: the Company

Registered Address: No.3 Industry Area, High-Tech Zone, Daqing City, Heilongjiang

Telephone: 0459-4609466

Whereas,

In accordance with Article 40 of PRC Trademark Law and Article 43 of the Implementation Rules of the PRC Trademark Law, the Parties through amicable negotiation entered into this Agreement on 16 May, 2008 at Daqing Heilongjiang, PRC concerning the trademark license issues:

I. The Trademark To Be Licensed: “农珍之冠”

II. Specimen of the Trademark: (provided by the Assignor and certified with his seal)

III. Application/Register Number: 4772633

Country of Registry: PRC

IV. Effective Term of the Trademark: from 7 April 2008 to 6 April 2018

V. Class of Goods:

Licensor shall grant the license to Licensee for using the Trademark on goods in class 32.

VI. License Term:

From April 7 2008 to the date when the Trademark Office approves the assignment of ownership applied by the parties.

VII. Type of License: Exclusive License

VIII. License Fees: the Trademark is licensed to the Company for RMB one yuan.

IX. Rights and Obligations of the Parties:

1.

Licensee shall be entitled to exclusively use the Trademark under the Agreement;

2.

Licensor has right to supervise the quality of the Licensee’s products bearing the Trademark, and the Licensee shall guarantee the quality of such products;

3.

Licensee shall mark its company name and product origin on its products bearing the Trademark;

4.

Licensee shall not change the wording, image, or the combination thereof, of the Trademark, and nor shall it use the Trademark beyond the registered class for the Trademark;

5.

Without authorization of the Licensor, the Licensee shall not license the Trademark to any third party;

6.

The Licensor shall warrant that it is the legal registrant of the Trademark.

X. Breach of Agreement:

The breaching party shall be liable to any damages caused to the non-breaching party.

XI. Dispute Resolution:

Any dispute arising out of the Agreement shall be amicably negotiated between the Parties. If no settlement is reach by such negotiation, either Party is entitled to bring the dispute to the court with proper jurisdiction.

XII. Miscellaneous:

The Agreement will be executed in five counterparts which are equally binding. The Licensee shall file the Agreement with the Trademark Office after the execution date of the Agreement.

Execution:

Licensor: Yu Changjun

Signature:

Licensee: the Company

Authorized Representative: Shi Jinglin

Date: 16 May 2008